Exhibit 99.1
Eastern Bankshares, Inc. Reports Second Quarter 2023 Financial Results
~ Strong Margin Expansion the Result of the Prior Quarter’s Balance Sheet Repositioning ~
~ Cash Raised in the Securities Sale Will Continue to Enhance the Company’s Financial Position ~

BOSTON, July 27, 2023 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its affiliates and subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2023 second quarter financial results and the declaration of a quarterly cash dividend.

FINANCIAL HIGHLIGHTS FOR THE SECOND QUARTER OF 2023

•Total revenue of $195.4 million. Total operating revenue* of $196.3 million, an increase of $1.5 million from the prior quarter.
•Net income of $48.7 million, or $0.30 per diluted share, compared to net loss of $194.1 million, or $1.20 per diluted share, for the prior quarter.
•Operating net income* of $45.3 million, or $0.28 per diluted share, compared to $61.1 million, or $0.38 per diluted share, for the prior quarter.
•The effective tax rate of 27% in the second quarter was higher than expected due in part to impacts of the repositioning in the prior quarter.
•Total loans increased $286.6 million, or 2.1%, to $14.0 billion, as compared to the prior quarter.
•The net interest margin on a fully tax equivalent (“FTE”) basis* expanded 14 basis points to 2.80%.
•Continued strong asset quality, with annualized net charge-offs ("NCOs") of 0.01% of average total loans and non-performing loans of $30.6 million, or 0.22% of total loans. Provision for allowance for loan losses was $7.5 million, up from $25 thousand in the prior quarter and contributing to an increase in the allowance of $7.0 million.
•Healthy balance sheet with 11.7% shareholders’ equity to assets, 8.9% tangible shareholders’ equity to tangible assets* and 15.7% common equity tier 1 capital ratio1. Total borrowings and brokered deposits of less than 5% of total assets.

During the first quarter, the Company completed a balance sheet repositioning by selling $1.9 billion in lower-yielding available-for-sale (“AFS”) investment securities creating a non-recurring, after-tax loss of $280 million (“the repositioning”). Proceeds from the sale were primarily used in the second quarter to reduce Federal Home Loan Bank advances, support customer deposit activity and fund loan growth.

“Our second quarter results show the tangible benefits of the balance sheet repositioning completed in the first quarter,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “As anticipated, our net interest margin expanded 14 basis points in the quarter, and the cash raised from the sale was used to enhance our overall financial positioning. Our wholesale funding was less than 5% of total assets at the end of the quarter and operating revenues were up $1.5 million. Our highest priority is to be available for our customers and meet their banking and borrowing needs. Our strong balance sheet and core earnings position us well to do just that even in an uncertain economic environment.”

Please refer to Appendices A-E to this press release for reconciliations of non-GAAP financial metrics denoted by an asterisk.

NET INTEREST INCOME

Net interest income was $141.6 million for the second quarter of 2023, compared to $138.3 million in the prior quarter, representing an increase of $3.3 million.

•The net interest margin on a FTE basis* was 2.80% for the second quarter, representing a 14 basis point increase from the first quarter, as asset yields increased faster than funding costs.
•The net interest margin for the first quarter of 2023 included a partial quarter impact of the repositioning, which occurred in mid-March.
•Total interest-earning asset yields increased 35 basis points from the prior quarter to 3.95%, due to increased loan and short-term investment yields as a result of higher short-term interest rates during the quarter as well as the sale of lower yielding AFS securities in the prior quarter and higher average short-term investment balances.
1 Regulatory capital ratios are preliminary estimates.

•Total interest-bearing liabilities cost increased 30 basis points from the prior quarter to 1.79%, due to core deposit pricing increases and deposit mix shifts, partially offset by lower borrowing costs due to the reduction in borrowings as a result of the repositioning.

Please refer to Appendices A-E to this press release for reconciliations of non-GAAP financial metrics denoted by an asterisk.

NONINTEREST INCOME

Noninterest income was $53.8 million for the second quarter of 2023, compared to a loss of $278.3 million for the prior quarter, representing an increase of $332.2 million. The loss in the prior quarter was due to the sale of $1.9 billion in AFS investment securities as part of the repositioning. Noninterest income on an operating basis* was $50.8 million for the second quarter of 2023, compared to $52.0 million for the prior quarter, a decrease of $1.2 million.
•Insurance commissions decreased $3.9 million to $27.6 million in the second quarter, compared to $31.5 million in the prior quarter, driven primarily by seasonality. Compared to the comparable prior year quarter, insurance commissions increased $2.9 million, or 12%.
•Service charges on deposit accounts decreased $0.8 million on a consecutive quarter basis to $7.2 million.
•Trust and investment advisory fees increased $0.4 million on a consecutive quarter basis to $6.1 million.
•Debit card processing fees increased $0.3 million from the prior quarter to $3.5 million.
•Income from investments held in rabbi trust accounts was $3.0 million in the second quarter compared to $2.9 million in the prior quarter.
•There were no realized gains or losses on sales of AFS securities in the second quarter compared to realized losses of $333.2 million in the prior quarter due to the repositioning.

Please refer to Appendices A-E to this press release for reconciliations of non-GAAP financial metrics denoted by an asterisk.

NONINTEREST EXPENSE

Noninterest expense was $121.6 million for the second quarter of 2023, compared to $116.3 million in the prior quarter, representing an increase of $5.4 million. Noninterest expense on an operating basis* for the second quarter of 2023 was $120.3 million, compared to $115.0 million in the prior quarter, an increase of $5.3 million.

•Salaries and employee benefits expense was $79.2 million in the second quarter, representing an increase of $0.7 million from the prior quarter.
•Office occupancy and equipment expense was $9.8 million in the second quarter, a decrease of $0.1 million from the prior quarter.
•Data processing expense was $13.9 million in the second quarter, an increase of $0.4 million from the prior quarter.
•Professional services expense was $4.1 million in the second quarter, an increase of $0.6 million from the prior quarter.
•Marketing expense was $2.1 million in the second quarter, an increase of $1.0 million from the prior quarter.
•Loan expenses were unchanged at $1.1 million in the second quarter.
•Federal Deposit Insurance Corporation (“FDIC”) insurance expense was $3.0 million in the second quarter, an increase of $0.5 million from the prior quarter.
•Other noninterest expense was $7.2 million in the second quarter, an increase of $1.9 million from the prior quarter, due primarily to an increase of $1.5 million in provision for credit losses on off-balance sheet credit exposure.

Please refer to Appendices A-E to this press release for reconciliations of non-GAAP financial metrics denoted by an asterisk.

ASSET QUALITY

The allowance for loan losses was $148.0 million at June 30, 2023, or 1.06% of total loans, compared to $140.9 million, or 1.03% of total loans, at March 31, 2023. The Company recorded a provision for loan losses totaling $7.5 million in the second quarter of 2023 due to a combination of loan growth and higher reserve rates.

Non-performing loans totaled $30.6 million at June 30, 2023 compared to $34.6 million at the end of the prior quarter. During the second quarter of 2023, the Company recorded total net charge-offs of $0.5 million, or 0.01% of average total loans on an annualized basis, compared to $0.2 million or less than 0.01% of average total loans in the prior quarter, respectively.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per common share. The dividend will be payable on September 15, 2023 to shareholders of record as of the close of business on September 1, 2023.

The Company did not repurchase any shares of its common stock during the second quarter of 2023.

As announced in September of 2022, the Company received regulatory non-objection for its second share repurchase program of up to 8,900,000 shares, representing approximately 5% of its shares of common stock then outstanding. The repurchase program, which is limited to $200 million through August 31, 2023, may be modified or terminated by the Board of Directors of the Company at any time. At June 30, 2023, there were 6,989,750 shares available for repurchase and $161.8 million in total market value remaining under the repurchase authorization.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s second quarter 2023 earnings will be held on Friday, July 28, 2023 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (888) 259-6580 from within the U.S. and reference conference ID 19006231. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2023, Eastern Bank had approximately $22 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, (viii) the non-cash pension settlement charge recognized related to the Defined Benefit Plan, and (ix) certain discrete tax items. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets including the impact of mark-to-market adjustments on held-to-maturity securities, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks that revenue or expense synergies or the other expected benefits of the Company’s merger with Century Bank in November 2021 may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics, including COVID-19; and the failure of the Company to execute all of its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022

Earnings data
Net interest income	$141,588	$138,309	$149,994	$152,179	$137,757
Noninterest income	53,831	(278,330)	44,516	43,353	41,877
Total revenue	195,419	(140,021)	194,510	195,532	179,634
Noninterest expense	121,648	116,294	132,757	116,840	111,139
Pre-tax, pre-provision income (loss)	73,771	(256,315)	61,753	78,692	68,495
Provision for allowance for loan losses	7,501	25	10,880	6,480	1,050
Pre-tax income (loss)	66,270	(256,340)	50,873	72,212	67,445
Net income (loss)	48,657	(194,096)	42,294	54,777	51,172
Operating net income (non-GAAP)	45,323	61,113	49,912	55,742	52,518

Per-share data
Earnings (loss) per share, basic	$0.30	$(1.20)	$0.26	$0.33	$0.31
Earnings (loss) per share, diluted	$0.30	$(1.20)	$0.26	$0.33	$0.31
Operating earnings per share, basic (non-GAAP)	$0.28	$0.38	$0.31	$0.34	$0.32
Operating earnings per share, diluted (non-GAAP)	$0.28	$0.38	$0.31	$0.34	$0.32
Book value per share	$14.33	$14.63	$14.03	$13.59	$15.17
Tangible book value per share (non-GAAP)	$10.59	$10.88	$10.28	$9.87	$11.52

Profitability
Return on average assets (1)	0.89%	(3.50)%	0.75%	0.97%	0.92%
Operating return on average assets (non-GAAP) (1)	0.83%	1.09%	0.88%	0.97%	0.94%
Return on average shareholders' equity (1)	7.51%	(32.00)%	6.93%	7.83%	7.16%
Operating return on average shareholders' equity (1)	7.00%	10.07%	8.17%	7.98%	7.34%
Return on average tangible shareholders' equity (non-GAAP) (1)	10.06%	(43.75)%	9.54%	10.25%	9.28%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	9.37%	13.78%	11.26%	10.44%	9.53%
Net interest margin (FTE) (1)	2.80%	2.66%	2.81%	2.87%	2.63%
Cost of deposits (1)	1.22%	0.92%	0.37%	0.10%	0.06%
Efficiency ratio	62.25%	(83.05)%	68.25%	59.75%	61.87%
Operating efficiency ratio (non-GAAP)	61.31%	59.06%	61.11%	58.38%	60.61%

Balance Sheet (end of period)
Total assets	$21,583,493	$22,720,530	$22,646,858	$22,042,933	$22,350,848
Total loans	13,961,878	13,675,250	13,575,531	12,903,954	12,398,694
Total deposits	18,180,972	18,541,580	18,974,359	18,733,381	19,163,801
Total loans / total deposits	77%	74%	72%	69%	65%

Asset quality
Allowance for loan losses ("ALLL")	$147,955	$140,938	$142,211	$131,663	$125,531
ALLL / total nonperforming loans ("NPLs")	484.18%	407.65%	368.38%	387.77%	209.64%
Total NPLs / total loans	0.22%	0.25%	0.28%	0.26%	0.48%
Net charge-offs (recoveries) ("NCOs") / average total loans (1)	0.01%	0.00%	0.01%	0.01%	(0.01)%

Capital adequacy
Shareholders' equity / assets	11.71%	11.35%	10.91%	10.96%	12.16%
Tangible shareholders' equity / tangible assets (non-GAAP)	8.93%	8.70%	8.24%	8.20%	9.52%

(1) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Jun 30, 2023 change from
(Unaudited, dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023		Jun 30, 2022
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$105,066	$98,377	$100,309	$6,689	7%	$4,757	5%
Short-term investments	768,436	2,039,439	268,605	(1,271,003)	(62)%	499,831	186%
Cash and cash equivalents	873,502	2,137,816	368,914	(1,264,314)	(59)%	504,588	137%
Available for sale ("AFS") securities (1)	4,520,293	4,700,134	7,536,921	(179,841)	(4)%	(3,016,628)	(40)%
Held to maturity ("HTM") securities (1)	465,061	471,185	488,581	(6,124)	(1)%	(23,520)	(5)%
Total securities	4,985,354	5,171,319	8,025,502	(185,965)	(4)%	(3,040,148)	(38)%
Loans held for sale	2,835	3,068	764	(233)	(8)%	2,071	271%
Loans:
Commercial and industrial	3,341,976	3,169,438	2,840,734	172,538	5%	501,242	18%
Commercial real estate	5,242,290	5,201,196	4,792,345	41,094	1%	449,945	9%
Commercial construction	371,367	357,117	303,463	14,250	4%	67,904	22%
Business banking	1,089,548	1,078,678	1,126,853	10,870	1%	(37,305)	(3)%
Total commercial loans	10,045,181	9,806,429	9,063,395	238,752	2%	981,786	11%
Residential real estate	2,510,705	2,497,491	1,989,621	13,214	1%	521,084	26%
Consumer home equity	1,198,290	1,180,824	1,147,425	17,466	1%	50,865	4%
Other consumer	207,702	190,506	198,253	17,196	9%	9,449	5%
Total loans	13,961,878	13,675,250	12,398,694	286,628	2%	1,563,184	13%
Allowance for loan losses	(147,955)	(140,938)	(125,531)	(7,017)	5%	(22,424)	18%
Unamortized prem./disc. and def. fees	(15,202)	(13,597)	(20,988)	(1,605)	12%	5,786	(28)%
Net loans	13,798,721	13,520,715	12,252,175	278,006	2%	1,546,546	13%
Federal Home Loan Bank stock, at cost	26,894	45,168	5,714	(18,274)	(40)%	21,180	371%
Premises and equipment	59,501	61,110	69,019	(1,609)	(3)%	(9,518)	(14)%
Bank-owned life insurance	162,718	161,755	158,890	963	1%	3,828	2%
Goodwill and other intangibles, net	658,993	660,165	653,853	(1,172)	—%	5,140	1%
Deferred income taxes, net	351,054	314,139	244,153	36,915	12%	106,901	44%
Prepaid expenses	158,388	163,018	188,115	(4,630)	(3)%	(29,727)	(16)%
Other assets	505,533	482,257	383,749	23,276	5%	121,784	32%
Total assets	$21,583,493	$22,720,530	$22,350,848	$(1,137,037)	(5)%	$(767,355)	(3)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,346,693	$5,564,016	$6,604,154	$(217,323)	(4)%	$(1,257,461)	(19)%
Interest checking accounts	4,173,079	4,240,780	5,348,181	(67,701)	(2)%	(1,175,102)	(22)%
Savings accounts	1,495,540	1,633,790	2,015,865	(138,250)	(8)%	(520,325)	(26)%
Money market investment	4,814,412	5,135,590	4,787,603	(321,178)	(6)%	26,809	1%
Certificates of deposit	2,351,248	1,967,404	407,998	383,844	20%	1,943,250	476%
Total deposits	18,180,972	18,541,580	19,163,801	(360,608)	(2)%	(982,829)	(5)%
Borrowed funds:
Federal Home Loan Bank advances	314,021	1,100,952	13,560	(786,931)	(71)%	300,461	2216%
Escrow deposits of borrowers	22,980	25,671	19,456	(2,691)	(10)%	3,524	18%
Interest rate swap collateral funds	14,210	11,780	10,100	2,430	21%	4,110	41%
Total borrowed funds	351,211	1,138,403	43,116	(787,192)	(69)%	308,095	715%
Other liabilities	524,538	461,424	425,535	63,114	14%	99,003	23%
Total liabilities	19,056,721	20,141,407	19,632,452	(1,084,686)	(5)%	(575,731)	(3)%
Shareholders' equity:
Common shares	1,766	1,764	1,793	2	—%	(27)	(2)%
Additional paid-in capital	1,656,750	1,651,524	1,700,495	5,226	—%	(43,745)	(3)%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(135,232)	(136,470)	(140,203)	1,238	(1)%	4,971	(4)%
Retained earnings	1,704,470	1,672,169	1,817,474	32,301	2%	(113,004)	(6)%
Accumulated other comprehensive income ("AOCI"), net of tax	(700,982)	(609,864)	(661,163)	(91,118)	15%	(39,819)	6%
Total shareholders' equity	2,526,772	2,579,123	2,718,396	(52,351)	(2)%	(191,624)	(7)%
Total liabilities and shareholders' equity	$21,583,493	$22,720,530	$22,350,848	$(1,137,037)	(5)%	$(767,355)	(3)%

(1) AFS and HTM securities represented at fair value and amortized cost, respectively.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Jun 30, 2023 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023		Jun 30, 2022

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$160,862	$153,540	$107,236	$7,322	5%	$53,626	50%
Taxable interest and dividends on securities	24,618	28,642	31,121	(4,024)	(14)%	(6,503)	(21)%
Non-taxable interest and dividends on securities	1,434	1,434	1,862	—	—%	(428)	(23)%
Interest on federal funds sold and other short-term investments	14,851	5,264	652	9,587	182%	14,199	2178%
Total interest and dividend income	201,765	188,880	140,871	12,885	7%	60,894	43%
Interest expense:
Interest on deposits	56,146	42,933	3,061	13,213	31%	53,085	1734%
Interest on borrowings	4,031	7,638	53	(3,607)	(47)%	3,978	7506%
Total interest expense	60,177	50,571	3,114	9,606	19%	57,063	1832%
Net interest income	141,588	138,309	137,757	3,279	2%	3,831	3%
Provision for allowance for loan losses	7,501	25	1,050	7,476	29904%	6,451	614%
Net interest income after provision for allowance for loan losses	134,087	138,284	136,707	(4,197)	(3)%	(2,620)	(2)%
Noninterest income:
Insurance commissions	27,609	31,503	24,682	(3,894)	(12)%	2,927	12%
Service charges on deposit accounts	7,242	6,472	8,313	770	12%	(1,071)	(13)%
Trust and investment advisory fees	6,131	5,770	5,994	361	6%	137	2%
Debit card processing fees	3,513	3,170	3,223	343	11%	290	9%
Interest rate swap income (losses)	825	(408)	1,593	1,233	(302)%	(768)	(48)%
Income (losses) from investments held in rabbi trusts	3,002	2,857	(7,316)	145	5%	10,318	(141)%
(Losses) gains on sales of mortgage loans held for sale, net	(50)	(74)	49	24	(32)%	(99)	(202)%
Losses on sales of securities available for sale, net	—	(333,170)	(104)	333,170	(100)%	104	(100)%
Other	5,559	5,550	5,443	9	—%	116	2%
Total noninterest income	53,831	(278,330)	41,877	332,161	(119)%	11,954	29%
Noninterest expense:
Salaries and employee benefits	79,224	78,478	72,996	746	1%	6,228	9%
Office occupancy and equipment	9,802	9,878	9,888	(76)	(1)%	(86)	(1)%
Data processing	13,874	13,441	14,345	433	3%	(471)	(3)%
Professional services	4,056	3,420	3,532	636	19%	524	15%
Marketing	2,136	1,097	2,651	1,039	95%	(515)	(19)%
Loan expenses	1,115	1,095	1,626	20	2%	(511)	(31)%
Federal Deposit Insurance Corporation ("FDIC") insurance	3,034	2,546	1,720	488	19%	1,314	76%
Amortization of intangible assets	1,172	960	907	212	22%	265	29%
Other	7,235	5,379	3,474	1,856	35%	3,761	108%
Total noninterest expense	121,648	116,294	111,139	5,354	5%	10,509	9%
Income (loss) before income tax (benefit) expense	66,270	(256,340)	67,445	322,610	(126)%	(1,175)	(2)%
Income tax expense (benefit)	17,613	(62,244)	16,273	79,857	(128)%	1,340	8%
Net income (loss)	$48,657	$(194,096)	$51,172	$242,753	(125)%	$(2,515)	(5)%

Share data:
Weighted average common shares outstanding, basic (1)	162,232,236	161,991,373	166,533,920	240,863	0%	(4,301,684)	(3)%
Weighted average common shares outstanding, diluted (1)	162,246,675	162,059,431	166,573,627	187,244	0%	(4,326,952)	(3)%
Earnings (loss) per share, basic	$0.30	$(1.20)	$0.31	$1.50	(125)%	$(0.01)	(2)%
Earnings (loss) per share, diluted	$0.30	$(1.20)	$0.31	$1.50	(125)%	$(0.01)	(2)%

(1) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Six months ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2023	Jun 30, 2022	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$314,402	$208,603	$105,799	51%
Taxable interest and dividends on securities	53,260	58,997	(5,737)	(10)%
Non-taxable interest and dividends on securities	2,868	3,668	(800)	(22)%
Interest on federal funds sold and other short-term investments	20,115	1,088	19,027	1749%
Total interest and dividend income	390,645	272,356	118,289	43%
Interest expense:
Interest on deposits	99,079	6,383	92,696	1452%
Interest on borrowings	11,669	92	11,577	12584%
Total interest expense	110,748	6,475	104,273	1610%
Net interest income	279,897	265,881	14,016	5%
Provision for allowance for loan losses	7,526	565	6,961	1232%
Net interest income after provision for allowance for loan losses	272,371	265,316	7,055	3%
Noninterest income:
Insurance commissions	59,112	53,395	5,717	11%
Service charges on deposit accounts	13,714	16,850	(3,136)	(19)%
Trust and investment advisory fees	11,901	12,135	(234)	(2)%
Debit card processing fees	6,683	6,168	515	8%
Interest rate swap income	417	4,525	(4,108)	(91)%
Income (losses) from investments held in rabbi trusts	5,859	(11,749)	17,608	(150)%
(Losses) gains on sales of mortgage loans held for sale, net	(124)	218	(342)	(157)%
Losses on sales of securities available for sale, net	(333,170)	(2,276)	(330,894)	14538%
Other	11,109	9,026	2,083	23%
Total noninterest (loss) income	(224,499)	88,292	(312,791)	(354)%
Noninterest expense:
Salaries and employee benefits	157,702	142,522	15,180	11%
Office occupancy and equipment	19,680	21,502	(1,822)	(8)%
Data processing	27,315	29,665	(2,350)	(8)%
Professional services	7,476	7,482	(6)	—%
Marketing	3,233	4,225	(992)	(23)%
Loan expenses	2,210	3,545	(1,335)	(38)%
Federal Deposit Insurance Corporation ("FDIC") insurance	5,580	3,132	2,448	78%
Amortization of intangible assets	2,132	1,734	398	23%
Other	12,614	6,198	6,416	104%
Total noninterest expense	237,942	220,005	17,937	8%
(Loss) income before income tax (benefit) expense	(190,070)	133,603	(323,673)	(242)%
Income tax (benefit) expense	(44,631)	30,915	(75,546)	(244)%
Net (loss) income	$(145,439)	$102,688	$(248,127)	(242)%

Share data:
Weighted average common shares outstanding, basic (1)	162,112,223	168,184,528	(6,072,305)	(4)%
Weighted average common shares outstanding, diluted (1)	162,136,984	168,248,246	(6,111,262)	(4)%
(Loss) earnings per share, basic	$(0.90)	$0.61	$(1.51)	(247)%
(Loss) earnings per share, diluted	$(0.90)	$0.61	$(1.51)	(247)%

(1) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Jun 30, 2023			Mar 31, 2023			Jun 30, 2022
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,920,608	$121,319	4.91%	$9,765,236	$115,929	4.81%	$8,944,652	$83,586	3.75%
Residential	2,513,941	21,992	3.51%	2,513,413	21,614	3.49%	1,960,014	14,683	3.00%
Consumer	1,370,011	21,045	6.16%	1,358,616	20,059	5.99%	1,309,864	11,494	3.52%
Total loans	13,804,560	164,356	4.78%	13,637,265	157,602	4.69%	12,214,530	109,763	3.60%
Investment securities	5,885,545	26,435	1.80%	7,684,665	30,459	1.61%	8,883,710	33,479	1.51%
Federal funds sold and other short-term investments	1,174,964	14,851	5.07%	449,543	5,264	4.75%	345,731	652	0.76%
Total interest-earning assets	20,865,069	205,642	3.95%	21,771,473	193,325	3.60%	21,443,971	143,894	2.69%
Non-interest-earning assets	1,084,413			739,270			962,734
Total assets	$21,949,482			$22,510,743			$22,406,705

Interest-bearing liabilities:
Deposits:
Savings	$1,552,702	$47	0.01%	$1,721,143	$81	0.02%	$2,041,495	$51	0.01%
Interest checking	4,270,945	6,141	0.58%	4,363,528	4,711	0.44%	4,877,256	2,061	0.17%
Money market	5,064,469	26,611	2.11%	5,040,330	20,305	1.63%	5,069,609	745	0.06%
Time deposits	2,275,844	23,347	4.11%	1,931,860	17,836	3.74%	426,923	204	0.19%
Total interest-bearing deposits	13,163,960	56,146	1.71%	13,056,861	42,933	1.33%	12,415,283	3,061	0.10%
Borrowings	348,597	4,031	4.64%	675,056	7,638	4.59%	35,330	53	0.60%
Total interest-bearing liabilities	13,512,557	60,177	1.79%	13,731,917	50,571	1.49%	12,450,613	3,114	0.10%
Demand deposit accounts	5,332,045			5,825,269			6,661,920
Other noninterest-bearing liabilities	505,555			493,387			428,373
Total liabilities	19,350,157			20,050,573			19,540,906
Shareholders' equity	2,599,325			2,460,170			2,865,799
Total liabilities and shareholders' equity	$21,949,482			$22,510,743			$22,406,705

Net interest income - FTE		$145,465			$142,754			$140,780
Net interest rate spread (2)			2.16%			2.11%			2.59%
Net interest-earning assets (3)	$7,352,512			$8,039,556			$8,993,358
Net interest margin - FTE (4)			2.80%			2.66%			2.63%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the six months ended
	Jun 30, 2023			Jun 30, 2022
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,843,351	$237,248	4.86%	$8,958,795	$161,811	3.64%
Residential	2,513,679	43,605	3.50%	1,948,816	29,155	3.02%
Consumer	1,364,345	41,105	6.08%	1,301,721	21,944	3.40%
Total loans	13,721,375	321,958	4.73%	12,209,332	212,910	3.52%
Non-taxable investment securities	197,755	3,634	3.71%	262,082	4,645	3.57%
Taxable investment securities	6,582,380	53,260	1.63%	8,504,026	58,997	1.40%
Total investment securities	6,780,135	56,894	1.69%	8,766,108	63,642	1.46%
Federal funds sold and other short-term investments	814,257	20,115	4.98%	672,757	1,088	0.33%
Total interest-earning assets	21,315,767	398,967	3.77%	21,648,197	277,640	2.59%
Non-interest-earning assets	912,120			1,198,409
Total assets	$22,227,887			$22,846,606

Interest-bearing liabilities:
Deposits:
Savings	$1,636,457	$129	0.02%	$2,059,027	$102	0.01%
Interest checking	4,316,981	10,853	0.51%	4,737,418	4,093	0.17%
Money market	5,052,467	46,916	1.87%	5,317,559	1,665	0.06%
Time deposits	2,104,802	41,181	3.95%	454,226	523	0.23%
Total interest-bearing deposits	13,110,707	99,079	1.52%	12,568,230	6,383	0.10%
Borrowings	510,925	11,669	4.61%	33,012	92	0.56%
Total interest-bearing liabilities	13,621,632	110,748	1.64%	12,601,242	6,475	0.10%
Demand deposit accounts	5,577,294			6,741,424
Other noninterest-bearing liabilities	498,829			435,443
Total liabilities	19,697,755			19,778,109
Shareholders' equity	2,530,132			3,068,497
Total liabilities and shareholders' equity	$22,227,887			$22,846,606

Net interest income - FTE		$288,219			$271,165
Net interest rate spread (2)			2.13%			2.49%
Net interest-earning assets (3)	$7,694,135			$9,046,955
Net interest margin - FTE (4)			2.73%			2.53%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$14,178	$17,271	$21,474	$19,886	$43,628
Residential	8,796	9,603	9,750	8,513	9,486
Consumer	7,584	7,699	7,380	5,555	6,766
Total non-accrual loans	30,558	34,573	38,604	33,954	59,880
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	30,558	34,573	38,604	33,954	59,880
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets	$30,558	$34,573	$38,604	$33,954	$59,880
Total accruing troubled debt restructured ("TDR") (2)	$—	$—	$28,834	$36,275	$33,518
Total non-performing loans to total loans	0.22%	0.25%	0.28%	0.26%	0.48%
Total non-performing assets to total assets	0.14%	0.15%	0.17%	0.15%	0.27%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.
(2) The Company adopted ASU 2022-02 on January 1, 2023 which eliminated the TDR recognition and measurement guidance. Accordingly, the Company had no TDRs to report as of March 31, 2023 and subsequent periods.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
(Unaudited, dollars in thousands)
Average total loans	$13,803,292	$13,633,165	$13,203,450	$12,521,426	$12,213,706
Allowance for loan losses, beginning of the period	140,938	142,211	131,663	125,531	124,166
Total cumulative effect of change in accounting principle (1):	—	(1,143)	—	—	—
Charged-off loans:
Commercial and industrial	—	—	256	11	1
Commercial real estate	—	—	—	—	—
Commercial construction	—	—	—	—	—
Business banking	254	343	370	369	608
Residential real estate	—	—	—	—	—
Consumer home equity	—	7	1	—	—
Other consumer	591	561	515	603	490
Total charged-off loans	845	911	1,142	983	1,099
Recoveries on loans previously charged-off:
Commercial and industrial	26	139	248	126	698
Commercial real estate	2	4	38	3	36
Commercial construction	—	—	—	—	—
Business banking	204	481	391	286	464
Residential real estate	18	15	14	56	14
Consumer home equity	—	1	8	6	6
Other consumer	111	116	111	158	196
Total recoveries	361	756	810	635	1,414
Net loans charged-off (recoveries):
Commercial and industrial	(26)	(139)	8	(115)	(697)
Commercial real estate	(2)	(4)	(38)	(3)	(36)
Commercial construction	—	—	—	—	—
Business banking	50	(138)	(21)	83	144
Residential real estate	(18)	(15)	(14)	(56)	(14)
Consumer home equity	—	6	(7)	(6)	(6)
Other consumer	480	445	404	445	294
Total net loans charged-off (recoveries)	484	155	332	348	(315)
Provision for allowance for loan losses	7,501	25	10,880	6,480	1,050
Total allowance for loan losses, end of period	$147,955	$140,938	$142,211	$131,663	$125,531
Net charge-offs (recoveries) to average total loans outstanding during this period (2)	0.01%	0.00%	0.01%	0.01%	(0.01)%
Allowance for loan losses as a percent of total loans	1.06%	1.03%	1.05%	1.02%	1.01%
Allowance for loan losses as a percent of nonperforming loans	484.18%	407.65%	368.38%	387.77%	209.64%

(1) For the quarter ended March 31, 2023, represents the adjustment needed to reflect the cumulative day one impact pursuant to the Company’s adoption of ASU 2022-02 (i.e., cumulative effect adjustment related to the adoption of ASU 2022-02 as of January 1, 2023). The adjustment represents a $1.1 million decrease to the allowance attributable to the change in accounting methodology for estimating the allowance for loan losses resulting from the Company’s adoption of the standard.
(2) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the Three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022

Net income (loss) (GAAP)	$48,657	$(194,096)	$42,294	$54,777	$51,172
Add:
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(3,002)	(2,857)	(3,235)	2,248	7,316
Losses on sales of securities available for sale, net	—	333,170	683	198	104
Gains on sales of other assets	(12)	(1)	(14)	(501)	(1,251)
Noninterest expense components:
Rabbi trust employee benefit expense (income)	1,314	1,274	1,103	(867)	(3,310)
Merger and acquisition expenses	—	—	—	271	—
Defined Benefit Plan settlement loss	—	—	12,045	—	—
Total impact of non-GAAP adjustments	(1,700)	331,586	10,582	1,349	2,859
Less net tax benefit associated with non-GAAP adjustments (1)	1,634	76,377	2,964	384	1,513
Non-GAAP adjustments, net of tax	$(3,334)	$255,209	$7,618	$965	$1,346
Operating net income (non-GAAP)	$45,323	$61,113	$49,912	$55,742	$52,518

Weighted average common shares outstanding during the period (2):
Basic	162,232,236	161,991,373	162,032,522	163,718,962	166,533,920
Diluted	162,246,675	162,059,431	162,263,547	164,029,649	166,573,627

Earnings (loss) per share, basic	$0.30	$(1.20)	$0.26	$0.33	$0.31
Earnings (loss) per share, diluted	$0.30	$(1.20)	$0.26	$0.33	$0.31

Operating earnings per share, basic (non-GAAP)	$0.28	$0.38	$0.31	$0.34	$0.32
Operating earnings per share, diluted (non-GAAP)	$0.28	$0.38	$0.31	$0.34	$0.32

Return on average assets (3)	0.89%	(3.50)%	0.75%	0.97%	0.92%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.05)%	(0.05)%	(0.06)%	0.04%	0.13%
Losses on sales of securities available for sale, net (3)	0.00%	6.00%	0.01%	0.00%	0.00%
Gains on sales of other assets (3)	0.00%	0.00%	0.00%	(0.01)%	(0.02)%
Rabbi trust employee benefit expense (income) (3)	0.02%	0.02%	0.02%	(0.02)%	(0.06)%
Merger and acquisition expenses (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.21%	0.00%	0.00%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.03%	1.38%	0.05%	0.01%	0.03%
Operating return on average assets (non-GAAP) (3)	0.83%	1.09%	0.88%	0.97%	0.94%

Return on average shareholders' equity (3)	7.51%	(32.00)%	6.93%	7.83%	7.16%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.46)%	(0.47)%	(0.53)%	0.32%	1.02%
Losses on sales of securities available for sale, net (3)	0.00%	54.92%	0.11%	0.03%	0.01%
Gains on sales of other assets (3)	0.00%	0.00%	0.00%	(0.07)%	(0.18)%
Rabbi trust employee benefit expense (income) (3)	0.20%	0.21%	0.18%	(0.12)%	(0.46)%
Merger and acquisition expenses (3)	0.00%	0.00%	0.00%	0.04%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	1.97%	0.00%	0.00%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.25%	12.59%	0.49%	0.05%	0.21%
Operating return on average shareholders' equity (non-GAAP) (3)	7.00%	10.07%	8.17%	7.98%	7.34%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,599,325	$2,460,170	$2,420,174	$2,776,691	$2,865,799
Less: Average goodwill and other intangibles	659,825	660,795	661,841	656,684	654,444
Average tangible shareholders' equity (non-GAAP)	$1,939,500	$1,799,375	$1,758,333	$2,120,007	$2,211,355

Return on average tangible shareholders' equity (non-GAAP) (3)	10.06%	(43.75)%	9.54%	10.25%	9.28%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.62)%	(0.64)%	(0.73)%	0.42%	1.33%
Losses on sales of securities available for sale, net (3)	0.00%	75.09%	0.15%	0.04%	0.02%
Gains on sales of other assets (3)	0.00%	0.00%	0.00%	(0.09)%	(0.23)%
Rabbi trust employee benefit expense (income) (3)	0.27%	0.29%	0.25%	(0.16)%	(0.60)%
Merger and acquisition expenses (3)	0.00%	0.00%	0.00%	0.05%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	2.72%	0.00%	0.00%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.34%	17.21%	0.67%	0.07%	0.27%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	9.37%	13.78%	11.26%	10.44%	9.53%

(1) The net tax benefit associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit amount for the six months ended June 30, 2023 resulted from the sale of securities classified as available for sale and included a $23.7 million tax benefit resulting from the transfer of certain securities from Market Street Securities Corp., a wholly owned subsidiary which was liquidated during the first quarter of 2023, to Eastern Bank. Upon the sale of securities in the first quarter of 2023, the Company established a valuation allowance of $17.4 million, which is included in the net tax befit amount, as it was determined at the time it was not more likely than not that the entirety of the deferred tax asset related to the loss on such securities would be realized. The net tax benefit for the three months ended June 30, 2023 was primarily the net effect of changes in management's estimate of the Company's annual taxable income.
(2) Shares held by the Company’s employee stock ownership plan ("ESOP") that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$141,588	$138,309	$149,994	$152,179	$137,757
Add:
Tax-equivalent adjustment (non-GAAP) (1)	3,877	4,445	3,780	3,672	3,023
Fully-taxable equivalent net interest income (non-GAAP)	$145,465	$142,754	$153,774	$155,851	$140,780

Noninterest income (loss) (GAAP)	$53,831	$(278,330)	$44,516	$43,353	$41,877
Less:
Income (losses) from investments held in rabbi trusts	3,002	2,857	3,235	(2,248)	(7,316)
Losses on sales of securities available for sale, net	—	(333,170)	(683)	(198)	(104)
Gains on sales of other assets	12	1	14	501	1,251
Noninterest income on an operating basis (non-GAAP)	$50,817	$51,982	$41,950	$45,298	$48,046

Noninterest expense (GAAP)	$121,648	$116,294	$132,757	$116,840	$111,139
Less:
Rabbi trust employee benefit expense (income)	1,314	1,274	1,103	(867)	(3,310)
Merger and acquisition expenses	—	—	—	271	—
Defined Benefit Plan settlement loss	—	—	12,045	—	—
Noninterest expense on an operating basis (non-GAAP)	$120,334	$115,020	$119,609	$117,436	$114,449

Total revenue (loss) (GAAP)	$195,419	$(140,021)	$194,510	$195,532	$179,634
Total operating revenue (non-GAAP)	$196,282	$194,736	$195,724	$201,149	$188,826

Efficiency ratio (GAAP)	62.25%	(83.05)%	68.25%	59.75%	61.87%
Operating efficiency ratio (non-GAAP)	61.31%	59.06%	61.11%	58.38%	60.61%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to an FTE basis using a marginal tax rate of 21.8%, 21.7%, 21.6%, 21.5%, and 21.5% for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,526,772	$2,579,123	$2,471,790	$2,416,163	$2,718,396
Less: Goodwill and other intangibles	658,993	660,165	661,126	662,222	653,853
Tangible shareholders' equity (non-GAAP)	1,867,779	1,918,958	1,810,664	1,753,941	2,064,543

Tangible assets:
Total assets (GAAP)	21,583,493	22,720,530	22,646,858	22,042,933	22,350,848
Less: Goodwill and other intangibles	658,993	660,165	661,126	662,222	653,853
Tangible assets (non-GAAP)	$20,924,500	$22,060,365	$21,985,732	$21,380,711	$21,696,995

Shareholders' equity to assets ratio (GAAP)	11.71%	11.35%	10.91%	10.96%	12.16%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	8.93%	8.70%	8.24%	8.20%	9.52%

Common shares outstanding	176,376,675	176,328,426	176,172,073	177,772,553	179,253,801

Book value per share (GAAP)	$14.33	$14.63	$14.03	$13.59	$15.17
Tangible book value per share (non-GAAP)	$10.59	$10.88	$10.28	$9.87	$11.52

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change from
	Jun 30, 2023	Mar 31, 2023	Mar 31, 2023
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,766	$1,764	$2
Additional paid in capital	1,656,750	1,651,524	5,226
Unallocated ESOP common stock	(135,232)	(136,470)	1,238
Retained earnings	1,704,470	1,672,169	32,301
AOCI, net of tax - available for sale securities	(646,611)	(588,125)	(58,486)
AOCI, net of tax - pension	6,381	6,742	(361)
AOCI, net of tax - cash flow hedge	(60,752)	(28,481)	(32,271)
Total shareholders' equity:	$2,526,772	$2,579,123	$(52,351)
Less: Goodwill and other intangibles	658,993	660,165	(1,172)
Tangible shareholders' equity (non-GAAP)	$1,867,779	$1,918,958	$(51,179)

Common shares outstanding	176,376,675	176,328,426	48,249

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.39	9.37	0.03
Unallocated ESOP common stock	(0.77)	(0.77)	0.01
Retained earnings	9.66	9.48	0.18
AOCI, net of tax - available for sale securities	(3.67)	(3.34)	(0.33)
AOCI, net of tax - pension	0.04	0.04	—
AOCI, net of tax - cash flow hedge	(0.34)	(0.16)	(0.18)
Total shareholders' equity:	$14.33	$14.63	$(0.30)
Less: Goodwill and other intangibles	3.74	3.74	(0.01)
Tangible shareholders' equity (non-GAAP)	$10.59	$10.88	$(0.29)

APPENDIX E: HTM-Marked Tangible Common Equity Ratio

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2023	Mar 31, 2023
(Unaudited, dollars in thousands, except per-share data)
HTM-marked tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,526,772	$2,579,123
Less: Goodwill and other intangibles	658,993	660,165
Less: After-tax fair value mark on HTM securities (1)	37,462	32,841
HTM-marked tangible shareholders' equity (non-GAAP)	1,830,317	1,886,117

HTM-marked tangible assets:
Total assets (GAAP)	21,583,493	22,720,530
Less: Goodwill and other intangibles	658,993	660,165
Less: After-tax fair value mark on HTM securities (1)	37,462	32,841
HTM-marked tangible assets (non-GAAP)	20,887,038	22,027,524

Shareholders' equity to assets ratio (GAAP)	11.71%	11.35%
HTM-marked tangible shareholders' equity to HTM-marked tangible assets ratio (non-GAAP)	8.76%	8.56%

(1) Assumes pre-tax mark-to-market adjustments are tax-effected at an effective tax rate of 28.23%.

APPENDIX F: Regulatory Capital Ratios

As of June 30, 2023
(Unaudited, dollars in thousands)	Eastern Bankshares, Inc.[1]	Minimum Capital Required to be Well-Capitalized under Prompt Corrective Action Provisions	Capital Amount Above Minimums[1]
Tier 1 capital (to average assets) leverage	11.72%	5.00%	$1,483,557
Common equity Tier 1 capital (to risk-weighted assets)	15.69%	6.50%	$1,515,326
Tier 1 capital (to risk-weighted assets)	15.69%	8.00%	$1,267,993
Total regulatory capital (to risk-weighted assets)	16.68%	10.00%	$1,101,456

[1]Regulatory capital figures are preliminary estimates.